Exhibit 99.1

Lynn Pieper	Rebecca Phillips
Investor Relations	Public Relations Manager
+1 (415) 202-5678	+1 (408) 716-4773
Lynn.pieper@westwicke.com	rphillips@accuray.com

Accuray Reports Financial Results for First Quarter of Fiscal Year 2014

Gross Orders Increase 17% Year over Year

SUNNYVALE, Calif., November 7, 2013 — Accuray Incorporated (Nasdaq: ARAY) announced today financial results for the first fiscal quarter ended September 30, 2013.    Results are presented on a GAAP basis, unless otherwise indicated, as the magnitude of purchase accounting amortization was minimal for fiscal year 2013 and is projected to be minimal for fiscal year 2014 and beyond, making GAAP results comparable on a year over year basis and a good measure of the company’s performance.

First Quarter and Recent Highlights

•                  Continued strong order momentum with gross orders of $63.4 million, an increase of 17% from the first fiscal quarter of 2013.

•                  Gross profit margins improve 590 basis points, operating expenses decline 13% and adjusted EBITDA improves $8.1 million, all compared to the prior year first fiscal quarter.

•                  Over 100 oral and poster presentations at the 55th annual American Society for Radiation Oncology (ASTRO) meeting reinforcing clinical and quality of life benefits for the CyberKnife® and TomoTherapy® Systems.

“We had a strong start to the fiscal year with most elements of our performance being above our expectations, reflecting strong commercial and operational execution.  Orders into backlog are being driven by the actions we have taken to improve our commercial focus and enable growth through improved business processes.  We expect that product revenues will begin to strengthen over the next several quarters as well,” said Joshua H. Levine, president and chief executive officer of Accuray.  “Improving gross profit margins along with continued expense control in narrowing our adjusted EBITDA losses puts the business on a strong trajectory to achieve profitability, along with higher revenues.”

“We are enthusiastic about fiscal 2014 and the continued execution improvements which were started in the last fiscal year. Our reaffirmed guidance reflects an anticipation that we will return to year over year growth in revenues while the introduction of an adjusted EBITDA measure places our focus on driving the company to positive cash flow,” said Levine.

Financial Highlights

Gross product orders totaled $63.4 million for the first quarter, an increase of $9.3 million or 17% over the first quarter of the prior year and a decrease of $8.2 million or 11% from the immediately preceding quarter.  Net product orders totaled $60.1 million for the first quarter, an increase of $8.5 million or 16% from the first quarter of fiscal 2013, and an increase of $2.0 million or 3% from the immediately preceding quarter.  Ending product backlog of $347.8 million was approximately 18% higher than backlog at the end of the prior year first quarter and 10% higher than the previous quarter.

During the quarter, 13 units were shipped and 14 were installed, increasing Accuray’s worldwide installed base to 706 systems.

Total revenue reached $76.6 million, representing a decrease of 7% from the prior year first quarter and a decrease of 10% from the immediately preceding quarter. Gross profit margin was 34.5%, comprised of service gross margin of 33.0% and product gross margin of 37.1%. This compares to total gross margin of 28.6% for the first quarter of the prior fiscal year and 32.1% in the fourth quarter of fiscal 2013.

Operating expenses were $38.8 million, compared with $44.3 million in the first quarter of the prior year and $40.0 million in the immediately preceding quarter. Net loss was ($15.5) million, or ($0.21) per diluted share for the first quarter of 2014, compared to a net loss of ($24.1) million, or ($0.34) per diluted share for the first quarter of the prior year and a net loss of ($18.7) million or ($0.25) per diluted share for the fourth quarter of fiscal year 2013.

Adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”) for the first quarter of 2014 was a loss of ($3.8) million, compared to a loss of ($11.9) million in the first quarter of 2013, and a loss of ($5.9) million in the immediately preceding quarter.

Cash, cash equivalents, investments and restricted cash were $164.4 million as of September 30, 2013, a decrease of $12.7 million from June 30, 2013.

2014 Financial Guidance

Accuray reaffirmed its financial guidance of total revenue for fiscal 2014 of $325 million to $345 million.  This is unchanged from the financial guidance provided on August 27, 2013.

Additional Information

Additional information including slides of first quarter highlights, which will be discussed during the conference call, is available in the Investor Relations section of the company’s website at www.accuray.com/investors.

Earnings Call Open to Investors

Accuray will host an investment community conference call beginning at 1:30p.m. PT/4:30 p.m. ET today to discuss results and answer questions. Conference call dial-in information is as follows:

•                  U.S. callers: (866)515-2909

•                  International callers: (617)399-5123

•                  Conference ID Number (U.S. and international): 51185854

Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Company’s website, www.accuray.com. The webcast will be available on the Company’s web site for 14 days following the completion of the call.  In addition, a dial-up replay of the conference call will be available beginning November 7, 2013 at 6:00 p.m. PT/9:00 p.m. ET and ending on November 14, 2013. The replay telephone number is 1-888-286-8010 (USA) or 1-617-801-6888 (International), Conference ID: 70135176.

Use of Non-GAAP Financial Measures

The Company has supplemented its GAAP net loss with a non-GAAP measure of adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the Company and facilitates a more meaningful comparison of results for current periods with previous operating results.  Additionally, it will assist management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP adjusted EBITDA to GAAP net loss (the most directly comparable GAAP measure) is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.  This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), is a radiation oncology company that develops, manufactures and sells precise, innovative treatment solutions that set the standard of care with the aim of helping patients live longer, better lives. The Company’s leading-edge technologies deliver the full range of radiation therapy and radiosurgery treatments. For more information, please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to continuation of sequential and year over year net bookings or total revenue; momentum in our commercial execution; a trajectory towards profitability; expectation of the continuation of the positive trend in our gross profit margin; continued reductions or maintenance of existing levels of operating expenses. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: the company’s ability to convert backlog to revenue; the success of its worldwide sales and marketing efforts; the success of the adoption of our CyberKnife and TomoTherapy Systems; the extent of market acceptance for the company’s products and services; the company’s ability to manage its expenses; continuing uncertainty in the global economic environment; and other risks detailed from time to time under the heading “Risk Factors” in the company’s report on Form 10-K  which was filed on August 29, 2013, and our other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

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Financial Tables to Follow

Accuray Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2013	2012
Net revenue:
Products	$29,568	$40,628
Services	47,073	42,120
Total net revenue	76,641	82,748
Cost of revenue:
Cost of products	18,601	24,009
Cost of services	31,562	35,063
Total cost of revenue	50,163	59,072
Gross profit	26,478	23,676
Operating expenses:
Selling and marketing	14,454	12,889
Research and development	12,950	18,574
General and administrative	11,360	12,842
Total operating expenses	38,764	44,305
Loss from operations	(12,286)	(20,629)
Other expense, net	(2,460)	(704)
Loss before provision for income taxes	(14,746)	(21,333)
Provision for income taxes	787	597
Loss from continuing operations	(15,533)	(21,930)
Loss from discontinued operations attributable to stockholders	—	(2,200)
Net loss attributable to stockholders	$(15,533)	$(24,130)

Loss per share attributable to stockholders
Basic and diluted - continuing operations	$(0.21)	$(0.31)
Basic and diluted - discontinued operations	$—	$(0.03)
Basic and diluted - net loss	$(0.21)	$(0.34)
Weighted average common shares used in computing loss per share
Basic and diluted	74,700	71,995

Accuray Incorporated

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	September 30,	June 30,
	2013	2013
Assets
Current assets:
Cash, cash equivalents and investments	$161,595	$174,397
Restricted cash	2,783	2,728
Accounts receivable, net of allowance for doubtful accounts	60,136	55,458
Inventories	87,989	81,592
Prepaid expenses and other current assets	13,083	12,595
Deferred cost of revenue	8,658	9,165
Total current assets	334,244	335,935
Property and equipment, net	34,728	34,733
Goodwill	58,124	59,368
Intangible assets, net	29,695	31,896
Deferred cost of revenue	3,069	2,149
Other assets	13,301	11,848
Total assets	$473,161	$475,929
Liabilities and equity
Current liabilities:
Accounts payable	$18,146	$15,920
Accrued compensation	15,045	12,461
Other accrued liabilities	21,300	22,893
Customer advances	19,883	17,692
Deferred revenue	88,433	86,893
Total current liabilities	162,807	155,859
Long-term liabilities:
Long-term other liabilities	5,467	5,382
Deferred revenue	10,305	9,085
Long-term debt	199,916	198,768
Total liabilities	378,495	369,094
Equity:
Common stock and additional paid-in capital	427,508	424,599
Accumulated other comprehensive income	2,337	1,882
Accumulated deficit	(335,179)	(319,646)
Total equity	94,666	106,835
Total liabilities and equity	$473,161	$475,929

Accuray Incorporated

Reconciliation of GAAP net loss to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,
	2013	2012	2013
GAAP net loss	$(15,533)	$(24,130)	$(18,715)
Amortization of intangibles (a)	2,202	3,829	2,205
Depreciation (b)	3,246	3,998	3,514
Stock-based compensation (c)	2,180	1,755	2,097
Interest expense, net (d)	3,306	2,033	3,331
Provision for income taxes	787	597	1,706
Adjusted EBITDA	$(3,812)	$(11,918)	$(5,862)

(a) consists of amortization of intangibles - developed technology, distributor licenses and backlog

(b) consists of depreciation, primarily on property and equipment

(c) consists of stock-based compensation in accordance with ASC 718

(d) consists primarily of interest income from available-for-sale securities and interest expense associated with our convertible notes